EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 18, 2005, on the consolidated financial statements of Madison River Telephone Company, LLC in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-121602) and related Prospectus of Madison River Communications Corp. for the registration of              shares of its common stock.

/s/ Ernst & Young LLP

Raleigh, North Carolina

March 24, 2005